EXHIBIT 10.1

LEASE

between

Kampgrounds of America, Inc.,

a Montana Corporation

(“Landlord”)

and

Tower Park Marina Investors, L.P.

a California Limited Partnership

(“Tenant”)

Marina Facility

Tower Park Marina

Lodi, California

LEASE

1. Basic Terms .

(a) Landlord’s Name and Address:	Kampgrounds of America, Inc.,
a Montana Corporation
P.O. Box 30558
Billings, MT 59114
Attn: Scott Cory
Telecopy No: (406) 254-7467

(b) Tenant’s Name and Address:	Tower Park Marina Investors, L.P., a California limited partnership
c/o Westrec Marina Management, Inc.
16633 Ventura Boulevard
Sixth Floor
Encino, California 91436
Attn: William Anderson
Telecopy No: (818) 907-1104

(c)    Premises: The areas indicated on Exhibit A attached hereto, located at Tower Park Marine Resort (the “Property.”) The Premises include all fixtures and improvements in the area(s) described. The “Property” shall include all of the real property purchased by Landlord from Tenant on                         , 2007.

(d) Term: Commencing upon the date the Property is acquired by Landlord and ending in ten years, unless extended or terminated earlier in accordance with this Lease.

(e) Basic Rent: $25,000/month

(f)     Percentage Rent: If Tenant constructs and operates the future improvements as described in Section 35 below, then Tenant shall pay as Percentage Rent an amount equal to five percent (5%) of the gross receipts generated by the new improvements.

(g) Master Landlord’s Concession Fees: See Section 3.2

(h) Percentage Rent: Waived

(i) Security Deposit: Waived

(j)     Business to be conducted on Premises: A full service marina operation, including, fuel sales, wet and dry boat storage, transient docking, boat trailer storage, boat repair and maintenance, boat launch, and any other related marina services.

(k) Common Area Maintenance Charge: Waived

(l) Utilities are to be paid by Tenant or Landlord as indicated:

Water	Tenant	Electricity	Tenant	Alarm System	Tenant
Gas	N/A	Sewer	Tenant
Telephone	Tenant	Garbage	Tenant *
* Tenant will be solely responsible for the removal of any Hazardous Material Tenant generates.

(m) Date of Lease: , 2007

(n) Master Landlord: California State Lands Commission

2. Premises.

2.1 Real Property. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises. Tenant acknowledges that Tenant has examined the Premises prior to executing this Lease and agrees that the Premises are in acceptable working order and repair and are suitable for Tenant’s intended purpose. Tenant accepts the Premises AS IS and understands that Landlord makes no express or implied warranties of habitability, suitability, quality, condition, merchantability or fitness for any particular purpose or use concerning the Premises, and Tenant hereby waives all such warranties.

2.2 The Master Lease. Tenant acknowledges that Landlord’s right to occupancy and control of portions of the Property has been granted pursuant to a lease (the “Master Lease”) from Master Landlord. The portion of the Premises indicated on Exhibit A is located on the portion of the Property leased from Master Landlord. All of Tenant’s rights hereunder are subject and subordinate to the provisions of the Master Lease. Tenant has received a complete copy of and reviewed the Master Lease. Landlord will promptly forward any future amendments to the Master Lease to Tenant. In the event that the Master Lease shall be terminated for any reason whatsoever, this Lease shall likewise terminate without further liability to either party. During the term of this Lease, Tenant does hereby expressly assume and agree, for the benefit of Landlord and Master Landlord, to perform and comply with and be bound by each and every obligation of and restriction on Landlord under the Master Lease, except for the payment of rent, as such obligations relate to the Premises. The obligations that Tenant has assumed under this Section are hereinafter referred to as “Tenant’s Assumed Obligations.” Tenant shall indemnify and hold Landlord free and harmless from and defend Landlord and all officers, directors, partners, shareholders, agents, employees, representatives and affiliates of Landlord and of any affiliated company or person against all liability, judgments, costs, damages, claims or demands, including reasonable attorneys’ fees, arising out of Tenant’s failure to comply with or perform Tenant’s Assumed Obligations.

3. Rent.

3.1 Basic Rent. All Basic Rent shall be payable in advance, on the first day of each calendar month during the term of this Lease. If the first month of the Lease is a partial calendar month, Basic Rent shall be due on the first day of the term of this Lease for that partial month. Basic Rent shall be increased three and one half percent (3.5%) per Lease year, adjusted every five (5) years . For example, at the beginning of the sixth year of the Lease, Basic Rent will be increase from $25,000 per month to $29,692.16 per month.

3.2 Concession Fees. Tenant shall pay to Landlord, 15 business days prior to the due date, all amounts (“Concession Fees”) payable to Master Landlord under the Master Lease on account of Tenant’s operations at the Premises or otherwise pursuant to this Lease. Tenant acknowledges that it has received, read and understands the provisions of the Master Lease. Tenant also agrees to provide to Landlord, promptly 15 business days before due, at Tenant’s expense, all reports and operating statements required by the Master Lease to be provided on account of its operations within the Marina or determined by Landlord or Master Landlord to be required to confirm the amount of Concession Fees. Tenant shall pay any penalties imposed by the Master Landlord arising as a result of Tenant’s breach of its obligations to furnish reports as required by this Section.

3.3 Percentage Rent. Percentage Rent shall be payable monthly, within fifteen (15) days after the end of each calendar month Landlord shall have the right, at any time during regular business hours, upon reasonable notice to Tenant, to inspect the books of Tenant for purposes of verifying the accuracy of Tenant’s payment of Percentage Rent.

3.4 Payment of Rent. Rent payments shall be delivered to Landlord at Landlord’s address. Checks shall be made payable to KOA, Inc. “Rent” hereunder shall include Basic Rent, Percentage Rent, if applicable, Concession Fees and, as “Additional Rent,” such other sums and expenses payable by Tenant on the terms and conditions specified in this Lease. Rent payable for any fractional portion of a month or year at the beginning or end of the term of this Lease shall be a like fraction of the Rent due for an entire month or year. If any Rent payment is not received within five days after it is due, Tenant shall pay a late charge of 5% of such payment, or interest from the date the Rent was due at the maximum lawful rate, whichever is greater.

4. Security Deposit. Tenant has deposited with Landlord the Security Deposit as security for the full performance and observance of Tenant’s obligations under this Lease. If Tenant is in default under this Lease, Landlord may use the whole or any part of the Security Deposit to satisfy any sum due to Landlord or to defray any expense or damage reasonably incurred by reason of the default. In the event that all or part of the Security Deposit is so used, Tenant shall on demand pay to Landlord a like sum to replenish the Security

Deposit. Landlord is not a trustee of the Security Deposit and may commingle it or use it in ordinary business. No interest shall accrue on it. At the termination of this Lease or any extension or renewal thereof, if Tenant is not then in default, Landlord shall return the remaining balance of the Security Deposit to Tenant or, at Landlord’s election, to the last assignee of Tenant’s interest. If Landlord shall transfer its interest in the Marina during the term of this Lease, Landlord may pay the Security Deposit to the transferee and Landlord will then be released from all liability to Tenant for the return of the Security Deposit.

5. Use.

(a) Tenant shall operate on the Premises the business described in Section 1(j) and shall use the Premises for no other purposes without the specific consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion. Tenant shall continuously and at all times actively and diligently operate its business on the Premises in a first class and reputable manner. Tenant shall employ its best business judgment, efforts and abilities to operate its business on the Premises in an efficient and businesslike manner so as to enhance the reputation and attractiveness of the Premises and the Property.

(b) No use shall be made or permitted to be made of the Premises, nor any act done, which may increase the existing rates of insurance upon the buildings within which the Premises are located, or which may cause the cancellation of any insurance policy covering said buildings or any portion thereof. If any act on the part of Tenant or use of the Premises by Tenant shall cause, directly or indirectly, an increase of Landlord’s insurance expense, said additional expense shall be paid by Tenant to Landlord upon demand. Such payment by Tenant shall not limit Landlord in the exercise of any rights or remedies. Tenant, at its sole expense, shall comply with any and all requirements pertaining to the use of the Premises, or of any insurance organization or company, which compliance may be necessary for maintenance of reasonable fire, extended coverage, public liability and other insurance upon the buildings and the appurtenances thereto.

(c) Tenant shall not commit, or suffer to be committed, any waste or nuisance upon the Premises.

(d) Tenant shall keep the Premises open for business within reasonable commercial business hours a minimum of 6 days each week during the season (March through October) or such other hours as Landlord and Tenant may mutually agree. During the off season (November through February) Tenant may reduce its hours comparable with other marine related businesses at the Marina.

(e) Tenant shall not vacate or abandon the Premises at any time during the term of this Lease. If Tenant shall abandon, vacate or surrender the Premises, or be dispossessed there from by process of law or otherwise, any personal property belonging to Tenant and left in or upon the Premises shall be deemed abandoned at the option of Landlord.

(f) Tenant shall not post or erect any signs at the Premises or elsewhere at the Property without Landlord’s prior written consent. During the Lease, Landlord approves Tenant’s use of a minimum of three signs at the Property : 1) The current Highway 12 billboard sign at Tower Park Way, 2) a sign on the roof of Shed #3, and 3) a sign at the end of the building facing the entrance (Shed #1). If Tenant wishes to add a new sign at any time, it shall submit drawings and specifications to Landlord in advance, which Landlord shall review and either approve or reject within thirty (30) days. Tenant shall pay all costs associated with installing and maintaining its signs, except that Landlord shall pay one half of all costs associated with the existing billboard facing Highway 12; provided that, if either Tenant or Landlord desires to change the billboard message and the other party does not, then the party initiating the change shall bear the cost of making the change. The parties shall endeavor in good faith to mutually agree to any proposed change in the billboard message prior to effecting any such change. All signage shall be maintained in first class condition. Damage due to extraordinary or unusual wear and tear, accidents and/or vandalism shall be promptly repaired.

(g) Tenant assumes full responsibility for the safety and security of Tenant, Tenant’s employees and customers, any other people at the Property because of Tenant (e.g., visitors, sales people, etc.), and all of such persons’ personal property (e.g., cars, boats, equipment) while such persons and property are at the Property.

6. Compliance with Laws/Hazardous Materials.

6.1 Compliance with Laws. Tenant shall, at Tenant’s cost and expense, cause the Premises to be used in accordance with all: (a) laws, ordinances, codes, licenses, permits, orders, rules, regulations and requirements of every duly constituted governmental or quasi-governmental authority or agency (“Laws”) applicable to Tenant or the Premises, including without limitation, all applicable Laws pertaining to air, water and upland runoff/storm water quality, fuel storage tanks, Hazardous Materials (as defined below), air emissions and other environmental matters (“Environmental Laws”), all zoning and other land use matters and the Americans with Disabilities Act; (b) similar applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions; (c) policies of insurance at any time in force with respect to the Premises;

and (d) the Property rules. If Tenant receives any notice that Tenant or the Premises is in default under or is not in compliance with any of the foregoing, or notice of any proceeding initiated under or with respect to any of the foregoing, Tenant will promptly furnish a copy of such notice to Landlord.

6.2 Hazardous Materials Upon Premises Prohibited; Indemnity Tenant shall not have or allow any Hazardous Materials upon, about or beneath the Premises or the Property, except (i) small quantities of Hazardous Materials commonly used in normal office operations or for Premises cleaning and maintenance and used for those purposes by Tenant, (ii) boat fuel, oils and other fluids contained in the boat in-use fuel tank, engine or other mechanical system (iii) fuel associated with the fuel dock operations and (iv) other Hazardous Materials associated with full service marina operations. Without limiting the provisions of Section 21.6, Tenant shall indemnify, defend and hold Landlord and all officers, directors, partners, shareholders, agents, employees, representatives and affiliates of Landlord and of any affiliated company or person harmless from and against any and all Environmental Damages (as defined below). Tenant’s obligation under this Section shall survive the expiration of this Lease.

6.3 Definitions.

(a) “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of a claim, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of (i) any Hazardous Material that comes to be present at or is disposed of or released at or from the Premises during the term of this Lease, (ii) any Hazardous Material that comes to be present or is disposed of or released at or from the Property due to Tenant’s action or inaction, or (iii) the breach of any provision of Section 6 of this Lease involving Hazardous Material or Environmental Laws, including without limitation lost profits, consequential damages (foreseeable or unforeseeable), diminution of property value, claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any immunity to which it may be entitled under any industrial or workers’ compensation laws, fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or breach of Section 6 as required by law and as necessary to make full economic use of or restore the full economic value of the Premises or any other affected property or otherwise expended in connection with such conditions.

(b) “Hazardous Material” means any substance (i) which is or becomes defined as “hazardous” under any federal, state or local Law, (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is or becomes regulated as such by any federal, state or local governmental authority, (iii) the presence of which requires investigation or remediation under any federal, state or local law, (iv) which causes or threatens to cause a nuisance upon or waste to the Premises, the Property or adjacent properties or threatens to pose a hazard to the health or safety of persons on or about the Property, or (v) without limitation contains gasoline, oil, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls (PCB’s).

6.4 Obligation to Remediate. Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, at Landlord’s option Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision or reasonably necessary to mitigate Environmental Damages. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Premises. Tenant shall take all actions necessary to make full economic use of and restore the full economic value of the Premises and any other affected area, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies. All such work shall be performed by one or more contractors, selected by Tenant and approved in advance and in writing by Landlord. Tenant shall proceed continuously and diligently with such actions, provided that in all cases such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Premises and any other affected area. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with applicable federal, state and local laws and regulations or such more stringent specifications as may be necessary to make full economic use of and restore the full economic value of the Premises and any other affected area, remove all associated equipment, and restore the Premises and any other affected area to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. Within 10 days of demand therefore, Tenant shall provide Landlord with a bond, letter of credit or similar financial assurance acceptable to Landlord evidencing that the necessary funds are available to perform the obligations established by this paragraph.

7. Personnel. All personnel employed by Tenant shall be clean, neat, courteous and responsive to the needs of boat owners and other customers at all times. Tenant’s employees shall park their personal vehicles only on the Premises or in areas designated by Landlord. Failure of Tenant’s personnel to comply with the foregoing shall constitute a default hereunder.

8. Alterations. Tenant shall not make nor suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Landlord, and Master Landlord, if required by the Master Lease

9. Liens. The interest of Landlord in the Premises shall not be subject to liens for improvements made by Tenant. Tenant will not permit to remain and will promptly discharge, at its cost and expense, all liens, encumbrances and charges upon the Premises or any part thereof. Landlord shall have and is hereby given authority to enter upon the Premises at any time to post any notices which, in its opinion, shall be necessary to hold Landlord harmless from any claim or liability arising out of any work done on the Premises. Landlord may require Tenant to execute and cause to be recorded a memorandum of this Lease or such other documents as Landlord may determine to be necessary to effect such purposes. If Tenant shall fail to discharge such liens as aforesaid, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien, by depositing in court or by giving security or in such other manner as is or may be prescribed by law. Any amounts paid by Landlord for any of the aforesaid purposes and all reasonable expenses of Landlord, including counsel fees, with interest thereon at rate of the lesser of 12% per annum or the maximum rate allowed by law, from the date of payment, shall be repaid by Tenant to Landlord on demand and if unpaid, may be treated as Additional Rent.

10. Assignment and Subletting. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, without the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent. A change in the control of Tenant shall constitute a transfer for purposes of this Lease. A consent to one assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting. Any such assignment or subletting without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. In any event, Landlord’s consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease, unless Tenant is assigning its entire interest in the Lease. In the event of default of any assignee of Tenant in the performance of any of the terms hereof, other than an assignee who has been assigned all of Tenant’s interest in the Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee. Landlord shall have the right to assign all or any portion of its rights under this Lease to any other entity. If Landlord so assigns its rights under this Lease, such assignee shall become Landlord hereunder. This Section shall not apply to boat trailer or wet/dry boat storage subleases or licenses for the Premises having a term of one year or less.

11. Maintenance. Landlord shall maintain (a) the structural soundness of the buildings on the Premises, which portions are limited to the foundation, exterior walls, fire sprinkler system, gutters and downspouts and the roof of any building and (b), except as indicated in the following sentence, the roads, paved areas and landscaped/outdoor areas of the Premises, including trimming of trees (the “Infrastructure of the Premises”). Tenant shall pay for  1/2 the cost of trimming the trees along, and maintaining the portion of the levy road that is on the Premises, its proportion share of the cost of maintaining the paving in the “Upper Parking Lot” and 100% of the cost of maintaining the “Lower Parking Lot,” the 7-acre undeveloped area, the “Lower Secure Storage” and the “Marina Maintenance Yard.” Tenant shall also, at Tenant’s sole cost and expense, maintain all other portions of the Premises not included in the Infrastructure of the Premises, including the docks, any dry storage structure constructed by Tenant, the interior portion of any building that is part of the Premises, the boat launch and the fuel tanks, lines and pumps and every part thereof in good, neat and sanitary condition and repair, at all times free from trash and rubbish. Tenant shall repair all damage to the portion of the Premises for which Tenant is responsible resulting from use and wear by Tenant. Tenant shall be responsible for the repair or replacement of any broken windows or doors and shall maintain and repair all equipment within the Premises, all heating, ventilating and air conditioning equipment and all electrical facilities within the Premises., provided that Landlord shall be responsible for such equipment if it is used jointly with Landlord or other tenants of Landlord, e.g. in Shed #2 which is used by multiple tenants. All repairs and replacements made by Tenant under this Section or the Section entitled “Damage to Premises” shall be made under the supervision and with the approval of Landlord, and shall be of a quality equal to the original work. At the reasonable request of Landlord, Tenant, at Tenant’s expense, shall remedy any condition on the Premises not in keeping with the pleasing appearance of the Marina. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or would terminate this Lease due to Landlord’s failure to keep the Premises in good order, condition and repair. If Tenant fails to perform its obligations under this Section or the Section entitled “Damage to Premises,” Landlord may, at its option (but shall not be required to), enter upon the Premises, after five days’ prior written notice to Tenant, and put the same in good order, condition and repair or in such condition as required by the Master Lease, and the cost thereof together with interest at the maximum lawful rate shall become due and payable as Additional Rent to Landlord upon its demand.

12. Taxes. Tenant shall pay, ten days prior to delinquency, all taxes, assessments, license fees and public charges levied for or during the term of this Lease against or on Tenant’s business operations, trade fixtures, leasehold improvements, merchandise or any personal property in possession of Tenant, or installed by or for Tenant, in, upon or about the Premises and for any real property taxes assessed with respect to the Premises. Such obligation is assumed by Tenant whether such assessment is made against Tenant in the first instance or is made against Landlord. If the Premises are not separately assessed by the local assessing authority, then Landlord and Tenant shall agree on an allocation of the real property taxes between the elements of the Property and the Premises on an equitable basis. Tenant shall pay and hold Landlord harmless from all sales taxes payable on account of this Lease and Tenant’s sales made pursuant to this Lease.

13. Surrender Upon Expiration or Termination. Tenant shall, upon the expiration or earlier termination of this Lease for any reason as provided herein, immediately and without notice from Landlord, surrender and deliver up the Premises in such condition as may be consistent with the performance of all the Tenant’s obligations in this Lease and the requirements of the Master Lease and shall deliver all keys to Landlord. Unless Landlord requires their removal, all alterations, improvements, additions and fixtures upon the Premises shall be the property of Landlord upon the expiration or earlier termination of this Lease.

14. No Abatement. No abatement of Rent or other compensation shall be claimed or allowed for loss, inconvenience or discomfort arising from the making of repairs, alterations or improvements to any areas within the Property, including the Premises.

15. No Representations. Tenant hereby specifically covenants that all of the terms of this Lease have been fully and completely set forth herein and no promises or representations have been made by Landlord or any of its agents or representatives except as specifically set forth herein. No surrender of this Lease on Tenant’s part, and no modification or waiver by Landlord of any of the terms hereof, shall be binding upon Landlord unless in writing signed by an officer of Landlord.

16. Holding Over. If, with Landlord’s consent, Tenant holds possession of the Premises after the termination or expiration of this Lease, Tenant shall become a tenant from month to month on the same terms and conditions contained herein, except that Basic Rent shall be increased by fifty percent (50%).

17. Entry by Landlord. Landlord and its authorized officers and employees shall be permitted during the term of this Lease to visit and inspect the Premises during normal business hours. Landlord shall not enter the Premises without cause and prior notice to Tenant outside of normal working hours. However, in the event of an emergency requiring immediate admission, if Tenant shall not be personally present to open and permit an entry into the Premises, Landlord or its agents may forcibly enter the same without rendering Landlord or such agents liable to any claim or cause of action for damages by reason thereof and without in any manner affecting the obligations and covenants of this Lease.

18. Default by Tenant; Remedies.

18.1 Default. The following shall constitute a default by Tenant under this Lease:

(i) Any failure to pay Rent within five (5) days after written notice.

(ii) Any failure to perform the services and obligations agreed to be performed by Tenant pursuant to the Section entitled “Use,” if such failure is not cured within ten (10) days after notice from Landlord as to such failure.

(iii) Any breach of any other covenant or agreement of Tenant contained herein where Tenant does not commence and proceed diligently to cure such breach within thirty (30) days after notice from Landlord as to such breach.

(iv) Any abandonment of the Premises by Tenant.

(v) The filing by Tenant of a voluntary petition in bankruptcy, or the adjudication of Tenant as bankrupt or insolvent, or the filing by Tenant of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy or insolvency or a general assignment by Tenant for the benefit of creditors.

(vi) Any failure to perform Tenant’s Assumed Obligations within five (5) days after written notice.

Landlord may, at its option (but shall not be required to), cure any default by Tenant and any costs incurred by Landlord in so doing, together with interest at the maximum lawful rate, shall become due and payable as Additional Rent to Landlord upon demand.

18.2 Remedies. In the event of default by Tenant, then, Landlord shall have the right, in its sole discretion, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, pursue any of the courses of action described below. Landlord may, with or without terminating this Lease, reenter the Premises and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord shall also have the right to terminate this Lease and all rights of Tenant hereunder, and the right to the appointment of a receiver of the Premises and all revenues thereof. If Landlord elects to terminate this Lease, then Landlord may recover from Tenant: (1) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result there from. As used in subparagraph (1) and (2) above, the “worth at the time of award” is computed by allowing interest at a rate of the lesser of 12% per annum or the maximum rate allowed by law. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. Landlord also has the remedy described in California Civil Code Section 1951.4, i.e., Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations. If this Lease provides for Percentage Rent, Landlord may use reasonable assumptions in connection with determining the amount of Percentage Rent includible in unpaid Rent which would have been earned during the period from termination of this Lease to the date of expiration of this Lease had this Lease not been terminated. Landlord shall also have any other remedies available under the law. Pursuit of any remedy by Landlord shall not preclude pursuit of any other remedy by Landlord.

19. Damage to Premises.

19.1 Damage to Infrastructure of Premises. If the Infrastructure of the Premises shall be partially damaged by fire, storm or other casualty, repair shall be made by Landlord with reasonable dispatch. In the event of the substantially total destruction of the Infrastructure of the Premises by fire or otherwise, or if the damage shall be so extensive that it cannot, in the opinion of Landlord, be repaired within three months from the date of such damage, then at Landlord’s option the Rent shall be paid only up to the time of such destruction or damage and this Lease and the term thereof shall thereupon cease, except that Tenant shall be and continue to be liable for any destruction or damage caused or permitted by Tenant. Notwithstanding the other provisions of this Section, Landlord shall not be obligated to incur any repair or reconstruction expense for the Infrastructure of the Premises in excess of the proceeds of any insurance policy maintained by Landlord payable to Landlord for such expense. Landlord shall have no obligation to repair or rebuild any of Tenant’s fixtures, equipment, tenant improvements or personal property and Landlord shall not be liable for any loss or damage to any such property suffered by Tenant. Notwithstanding the provisions of the Section entitled “Maintenance” and this Section, Tenant shall pay the cost of repair and replacement due to damage or injury done to the Infrastructure of the Premises by Tenant or Tenant’s agents, employees, contractors, licensees or invitees. Tenant shall pay such amount to Landlord upon demand as Additional Rent, plus interest at the maximum lawful rate from demand until payment is made.

19.2 Nonstructural Damage to Premises. If the Premises (other than the Infrastructure of the Premises), or any of Tenant’s fixtures, equipment, tenant improvements or personal property, including the docks, are damaged or destroyed, Tenant shall, at its sole expense, repair or replace such damage or destruction as soon as reasonably possible and this Lease shall continue in full force and effect. Tenant waives the benefit of any law which provides that a lease terminates upon the destruction of the thing which is leased.

20. Waiver of Claims. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever other than resulting from the willful misconduct or negligence of Landlord or its employees.

21. Insurance.

21.1 Liability Insurance. Tenant shall, at its sole expense, obtain and keep in force and effect a policy of combined single limit, bodily injury and property damage insurance against any liability arising out of the conduct of Tenant’s business and the ownership, use, occupancy or maintenance of the Premises, all areas appurtenant thereto, and the Property. The policy shall insure performance by Tenant of the indemnity provisions of this Lease and shall include premises/operations, independent contractors and personal injury liability coverages. Such insurance shall be a combined single limit policy in an amount not less than $5,000,000.

21.2 Property Insurance. Tenant shall, at its sole expense, obtain and keep in force during the term of this Lease, a policy of insurance covering loss or damage to: (i) the Premises (other than the Infrastructure of the Premises) unless such loss or damage is caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees, contractors, licensees or invitees; (ii) the infrastructure of the Premises, if such loss or damage is caused by Tenant or Tenant’s agents, employees, contractors, licensees or invitees; and (iii) Tenant’s fixtures, equipment, tenant improvements and personal property on the Premises against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Such policy shall be in the amount and on the terms reasonably required by Landlord.

21.3 Workers’ Compensation and Employer’s Liability. Tenant shall maintain workers’ compensation insurance for all of Tenant’s employees who work on the Premises in compliance with applicable state regulations. Workers’ compensation insurance shall include Longshoreman Harbor Workers Act coverage and maritime law coverage. Tenant shall maintain employer’s liability insurance in an amount that is the greater of $1,000,000 or the amount required by applicable statutes.

21.4 Insurance Policies. The insurance required hereunder shall be procured from a responsible insurance company or companies authorized to do business in the State of California and satisfactory to Landlord. Each policy shall name Landlord, Master Landlord and any lenders holding mortgages on Landlord’s interest in the Property as additional insureds and shall include loss payable clauses satisfactory to Landlord. Each policy shall state that the insurance is primary over any insurance carried by Landlord. Tenant shall deliver to Landlord the originals or certificates of all insurance policies required to be carried by Tenant pursuant to this Section prior to: (i) the beginning of the initial Lease term; and (ii) the expiration of any policy or policies being replaced during the term of the Lease, together with evidence that the premiums therefore have been paid. All policies shall contain an endorsement prohibiting cancellation of coverage, reduction in coverage or any other modification except after 15 days prior written notice to all parties in interest.

21.5 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights for recovery against the other or against the officers, employees, agents and representatives of the other for loss of or damage to such waiving party’s property or the property of others under its control to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage. Tenant shall, upon obtaining the policies and insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

21.6 Indemnity. Tenant shall indemnify and hold each of Landlord, all persons and companies affiliated with Landlord, and all officers, directors, partners, shareholders, agents, employees, representatives and affiliates of Landlord and of any affiliated company or person (the “Indemnitee”) harmless from and against all cost, loss, expense, suits, judgments, claims or liability (including attorneys’ fees) (collectively, the “Claims”) arising from Tenant’s use of the Premises and/or the Property and from the conduct of Tenant’s business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises and/or the Property or elsewhere and from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease (including Tenant’s noncompliance with any laws, as provided in Section 6), except to the extent the Claim arises from the willful misconduct or negligence of the Indemnitee. If any action or proceeding is brought against the Indemnitee by reason of any such Claim, Tenant shall, upon notice from the Indemnitee, defend the same at Tenant’s expense by counsel reasonably satisfactory to the Indemnitee. This Section shall survive termination of this Lease.

21.7 Insurance Required by Master Lease. If the Master Lease requires any insurance to be maintained with respect to the Premises in addition to the policies required above, Tenant shall maintain such insurance.

22. Intentionally Deleted.

23. Eminent Domain. If all or any part of the Premises are taken by reason of any exercise of the power of eminent domain, whether by a condemnation proceeding or otherwise, then this Lease shall terminate as of the date of such taking or transfer. Landlord shall be entitled to all awards and to all purchase monies attributable to the Premises, except as to any part of the award attributable to the improvements installed in the Premises at Tenant’s cost and Tenant’s marina operations, which said part shall be payable to Tenant.

24. Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover, the reasonable fees of its attorneys in such action or proceeding. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of default and consultations therewith, whether or not a legal action is subsequently commenced in connection with such default.

25. Waiver. The failure of Landlord to insist in any one or more instances upon strict performance of any of the covenants of this Lease shall not be construed as a waiver or relinquishment for the future of such covenant, rule or regulation, but the same shall continue and remain in full force and effect. The receipt by Landlord of Rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord. Even though Landlord shall consent to an assignment hereof, no further assignment shall be made without express consent in writing by Landlord. The delivery of keys to the Premises to any officer or employee of Landlord or to Landlord’s agent shall not operate as a termination of this Lease or as a surrender of the Premises.

26. Notices. Communications relating to this Lease shall be in writing and shall be delivered personally, sent by United States mail, first class postage prepaid, by telecopy, or by private messenger or courier service, to the parties or their assignees at the addresses as set forth in Section 1. A party may change these addresses by written notice to the other delivered in accordance with this Section. If a communication is mailed under this provision, it shall be deemed received on the earlier of: (i) five (5) business days after it is mailed; or (ii) the date it is actually received. A communication by any other method permitted under this Section 26 shall be effective when actually received.

27. Successors and Assigns. This Lease and every provision hereof shall bind, apply to and run in favor of Landlord, its successors and assigns, and of Tenant and the successors and assigns of Tenant. The term “Landlord” as used herein shall mean only the owner or owners at the time in question of the interest in the Premises which Landlord currently holds and in the event of any transfer of such interest, Landlord herein named (and in case of any subsequent transfers the then transferor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord’s obligations thereafter to be performed. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.

28. Estoppel Certificate.

(a) Tenant shall at any time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which Rent and other charges are paid in advance, if any; and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) At Landlord’s option, Tenant’s failure to deliver such statement within such time shall be considered a material breach of this Lease or shall be conclusive upon Tenant: (i) that this Lease is in full force and effect, without any modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord’s performance; and (iii) that not more than one month’s Rent has been paid in advance.

29. Encumbrances by Landlord; Subordination. Landlord shall have the unrestricted right to encumber its interest in the Premises. Tenant agrees that this Lease, at Landlord’s option, shall be subordinated to any mortgage or deed of trust, whether presently encumbering the Premises, or which may hereafter be placed on the Premises, and to any advances to be made thereunder, any interest thereon and all renewals, replacements and extensions thereof. Tenant shall execute and deliver, without cost to Tenant, whatever instruments may be required to reflect such subordination, including an agreement to attorn to any mortgagee or beneficiary under any mortgage or deed of trust or any purchaser at a foreclosure sale or any transferee by deed in lieu of foreclosure. If Tenant fails to execute and deliver any such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver any such documents or instruments.

30. Joinder. Upon written request from Landlord, Tenant shall promptly join in all applications for permits, licenses or other authorizations required by any governmental agencies or other body claiming jurisdiction in connection with any work which Landlord may desire to undertake.

31. Miscellaneous. This Lease is governed by the laws of California and any question arising hereunder shall be construed or determined according to such law. Headings at the beginning of each numbered Section of this Lease are solely for the convenience of the parties and are not a part of this Lease. Time is of the essence of this Lease. If any provision of this Lease is or is held to be invalid or unenforceable, then to the extent possible all of the remaining provisions of this Lease shall remain in full force and effect and shall be fully binding upon the parties hereto. Any modification to this Lease must be in writing and must be consented to by Master Landlord. This Lease is the entire agreement of the parties and supersedes all prior agreements, negotiations or understandings between the parties with respect to the subject matter of this Lease.

32. Construction of Tenant Improvements.

32.1 General Construction Standard. All improvements made to the Premises shall be built in accordance with applicable laws, including building codes. The tenant improvements shall be constructed to Landlord’s satisfaction in good and workmanlike manner, in accordance with requirements of all departments, boards, bureaus, officials and authorities having jurisdiction thereof. All necessary permits for such construction shall be obtained by Tenant at Tenant’s sole expense. Landlord shall use its best efforts to assist Tenant in obtaining necessary permits for construction, including the approval of Master Landlord.

32.2 Construction Approvals. Tenant shall submit working drawings and specifications for any tenant improvements to Landlord for Landlord’s written approval prior to the start of any construction. Such approval shall not be unreasonably withheld. Such approval, if given, shall not constitute an assumption by Landlord of any liability for the design, engineering or structural integrity of the tenant improvements proposed to be erected by Tenant. Any disapproval by Landlord shall specify in detail the reason for such disapproval. Any plans and specifications for major work or structural changes, including flooring, shall be prepared by a duly qualified architect licensed in the State of California.

33. Tower Park Name. Tenant shall have the right to use the name “Tower Park Marina” during the term of this Lease

34 Renewal Option. Provided Tenant is not in default under this Lease, Tenant shall have three options to renew this Lease for a term of five (5) years each, under the same terms and conditions. The option to extend shall be deemed exercised unless Tenant notifies Landlord in writing of its intent not to exercise the option at least thirty (30) days prior to the end of the then current term of the Lease.

35. Future Improvements. Tenant shall have the right to build on the Premises, at its cost, a dry storage building, a boat repair area, a staging area for boats on both land and water, and a delivery system to move the boats from land to water.

36. Playground Use. Tenant’s guests and slipholders shall be permitted to use Landlord’s pools and playground areas in common with Landlord’s customers. Tenant’s guests and slipholders are required to follow Landlord’s rules and regulations when on the Property.

37. Tenant’s Exclusive Right to Conduct Marina Operations. Landlord shall not conduct, nor shall Landlord permit its tenants, licensees, assignees or any other party to conduct wet or dry boat storage operations on the Property, including boat launching, without Tenant’s prior written consent, which may be granted in Tenant’s sole discretion. For purposes of this Section, the term “wet or dry boat storage operations” shall not include uncovered dry storage of boats on trailers.

38. Utilities Expense. Tenant and Landlord acknowledge that some utilities available to the Premises are shared with Landlord and other tenants at the Property and are not separately metered. In such cases, Tenant shall reimburse Landlord for its share of costs based on Tenant’s actual usage, as reasonably determined by Landlord. Tenant may, at Tenant’s cost install meters to more accurately determine Tenant’s usage of utilities. Tenant shall pay Landlord a monthly fee for refuse collection and disposal based on Tenant’s actual utilization of bins., i.e , actual number of dumps, not the proportionate number of bins available to the Premises.

39. Tenant’s Capital Expenditures. Tenant and Landlord acknowledge that the overall appearance and upkeep of the Property is critical to the success of Landlord’s and Tenant’s operations. Accordingly, Tenant agrees to expend a minimum of $50,000 during each year of the Lease for capital expenditures and/or major repair/maintenance projects benefiting the Premises and the operations thereon.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date below their signature below, to be effective as of the date set forth at the beginning of this Lease.

“LANDLORD”

KAMPGROUNDS OF AMERICA, INC., a Montana Corporation

By:	/s/ PAT HITTMEIER
Name:	Pat Hittmeier
Title:	V.P. System Development
Date:	3/23/07

“TENANT”

TOWER PARK MARINA INVESTORS, L.P., a California limited partnership

By:	Westrec Investors, Inc.,
a California corporation,
its general partner

/s/ JEFFREY K. ELLIS
Jeffrey K. Ellis, Vice President
Date:	3/23/07

PREMISES

Exhibit A

Page 1 of 2

Marina Premises
Page 1 of 2
Shed #3
See Detail C
Shed #2
See Detail B
23 Wesfree Spaces
Secure Dry Boat Storage
See Detail A
PRIVATE BERTHS
UPPER PARKING LOT
LOWER PARKING LOT

Footnotes:

1. Portion of Levee Road that is included in Premises that is used for parking shall be used solely for Marina operations and Marina parking.

2. Marina Premises shall exclude H dock which is utilized by KOA for boat rental operation.

3. Marina Premises shall exclude docks A, B, C, D, E and F andportion of G dock (represented by slips 81 to 86 and the end-tie) and portion of adjacent dock (represented by slips 1 to 3 and 87 to 90).

4. Marina Premises shall include dock F (excluding the end-tie) slips 58 to 73 and a portion of G dock (represented by slips 74 to 80).

Exhibit A Page 2 of 2

Marina Premises
Page 2 of 2
7 Acres
304,920 sq.ft.
(Est. Scale)
Lower Secure Storage
Marina
Maintenance Yard
Refuse Compactor
Area
(Not part of Premises)
Westrec Water Access
CULTIVATION

Approx. Scale: ¼" = 50'

Detail B

300'
166'
134'
60'
1
2
3
4
5
6
7
8
9
10
11
12
12 Dry Boat Storage Spaces are included in Marina Premises
Common Drive – Boatfixerguy & Dry Boat Storage
KOA – General Store
Sunset Bar & Grill
Common Area – Restrooms
Boatfixerguy
Emergency Fire Sprinkler
Shed #2
Tower Park Resort
Scale: 1" = 25'